Exhibit (6)(d)

             ADDENDUM NO. 3 TO THE DISTRIBUTION AGREEMENT

     This Addendum, dated as of the     day of            , 1997, is
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entered into between Portico Funds, Inc. (the "Company"), a Wisconsin corporation, and B.C. Ziegler and Company, a Wisconsin corporation
("BCZ").

     WHEREAS, the Company and BCZ have entered into a Distribution Agreement dated as of January 1, 1995 and amended as of August 1, 1995, (the "Distribution Agreement"), pursuant to which the Company appointed BCZ to provide distribution services to the Company for its Money Market Fund, Tax-Exempt Money Market Fund, Growth and Income Fund, Short-Term Bond Market Fund, Bond IMMDEXTM Fund, Special Growth Fund, U.S. Government Money Market Fund, Equity Index Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, Balanced Fund, MidCore Growth Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, International Equity Fund, and MicroCap Fund, and any other Portico Funds that may be contemplated;

     WHEREAS, the Company is establishing one additional investment portfolio to be known as the Emerging Growth Fund and desires to retain BCZ to act as the distributor under the Distribution Agreement; and

     WHEREAS, BCZ is willing to serve as distributor for the Emerging Growth Fund (the "Fund");

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Company hereby appoints BCZ to act as distributor to the Company for the Emerging Growth Fund for the period and the terms set forth herein and in the Distribution Agreement. BCZ hereby accepts such appointment and agrees to render the services set forth herein and in the Distribution Agreement.

     2. Miscellaneous. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                              PORTICO FUNDS, INC.


                              By:
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                              Title:
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                              B.C. ZIEGLER AND COMPANY


                              By:
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                              Title:
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